EXHIBIT 10.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of November 1, 2021 by and among Fluence Energy, Inc., a Delaware corporation (the “Corporation”), and each Person identified on the Schedule of Holders attached hereto as of the date hereof (such Persons, collectively, the “Original Equity Owners”).

RECITALS

WHEREAS, the Corporation is contemplating an offer and sale of its shares of Class A common stock, par value $0.00001 per share (the “Class A Common Stock” and, such shares, the “Shares”), to the public in an underwritten initial public offering (the “IPO”);

WHEREAS, the Corporation desires to use a portion of the net proceeds from the IPO to purchase LLC Interests (as defined below) of Fluence Energy, LLC, a Delaware limited liability company (the “Company”), and the Company desires to issue its LLC Interests to the Corporation in exchange for such portion of the net proceeds from the IPO;

WHEREAS, immediately prior to or simultaneous with the purchase by the Corporation of the LLC Interests, the Corporation, the Company and the Original Equity Owners will enter into that certain Third Amended and Restated Limited Liability Company Agreement of the Company (such agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified form time to time, the “LLC Agreement”);

WHEREAS, in connection with the closing of the IPO, (i) the Corporation will become the sole managing member of the Company, (ii) under the LLC Agreement, the equity interests in the Company held by the Original Equity Owners prior to such time will be converted into common units (the “LLC Interests”) of the Company, (iii) each Person identified on the Schedule of Holders attached hereto as a “Former LLC Equity Owner” (such Persons, collectively, the “Former LLC Equity Owners”) will, through merger or otherwise, exchange their direct and indirect interests in the LLC Interests for shares of Class A Common Stock, (iv) each Person identified on the Schedule of Holders attached hereto as a “Continuing Equity Owner” (such Persons, collectively, the “Continuing Equity Owners”) will become non-managing members of the Company, but otherwise continue to hold LLC Interests in the Company and will receive newly issued shares of Class B-1 common stock of the Corporation, and (v) in consideration of the Corporation acquiring the LLC Interests and becoming the managing member of the Company and for other good consideration, the Company has provided the Continuing Equity Owners with a redemption right pursuant to which the Continuing Equity Owners can have their LLC interests redeemed for, at the Corporation’s option, shares of Class A Common Stock or cash with the proceeds of a new issuance of Class A Common Stock on the terms set forth in the LLC Agreement; and

WHEREAS, in connection with the IPO and the transactions described above, the Corporation has agreed to grant to the Holders (as defined below) certain rights with respect to the registration of the Registrable Securities (as defined below) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.          Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1:

“Adverse Disclosure” means public disclosure of material, non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Corporation, after consultation with external counsel to the Corporation, (i) would be required to be made in any Registration Statement or prospectus filed with the SEC by the Corporation so that such Registration Statement or prospectus would not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading and would not be required to be made at such time but for the filing of such Registration Statement, prospectus or preliminary prospectus; and (ii) the Corporation has a bona fide business purpose for not disclosing such information publicly.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Corporation and its Subsidiaries shall not be deemed to be Affiliates of any Holder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the recitals.

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close. With respect to any circumstances where actions are required by Qatar Holding LLC or any Affiliate of Qatar Holding LLC under this Agreement, “Business Day” shall not include Friday, Saturday, Sunday or any other day on which commercial banks in New York, New York or Doha, Qatar are authorized or required by law to close.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (i) or (ii) above.

“Class A Common Stock” has the meaning set forth in the recitals.

“Class B Common Stock” means the Corporation’s Class B-1 and/or B-2 common stock, par value $0.00001 per share.

“Company” has the meaning set forth in the recitals.

“Continuing Equity Owners” has the meaning set forth in the recitals, and shall be deemed to include their respective Affiliates, immediate family members, heirs, successors and assigns who may succeed to such Person as a Holder hereunder.

“Corporation” has the meaning set forth in the recitals.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Former LLC Equity Owners” has the meaning set forth in the recitals, and shall be deemed to include their respective Affiliates, immediate family members, heirs, successors and assigns who may succeed to such Person as a Holder hereunder.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Corporation’s subsequent public filings under the Exchange Act

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holder” means any Person that is a party to this Agreement from time to time, as set forth on the signature pages hereto (or pursuant to a Joinder hereto), so long as such Person continues to hold Registrable Securities.

“Initiating Holder” has the meaning set forth in subsection 2(b).

“IPO” has the meaning set forth in the recitals.

“Joinder” has the meaning set forth in Section 15.

“LLC Agreement” has the meaning set forth in the recitals.

“LLC Interests” has the meaning set forth in the recitals.

“MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act.

“Opt-Out Request” has the meaning set forth in Section 16(b).

“Original Equity Owners” has the meaning set forth in the recitals, and shall be deemed to include their respective Affiliates, immediate family members, heirs, successors and assigns who may succeed to such Person as a Holder hereunder.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Policies” has the meaning set forth in Section 16.

“Public Offering” means any sale or distribution to the public of Capital Stock of the Corporation pursuant to an offering registered under the Securities Act, whether by the Corporation, by Holders and/or by any other holders of the Corporation’s Capital Stock.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) any Class A Common Stock (A) issued by the Corporation in connection with the IPO in exchange for the LLC Interests of the Former LLC Equity Owners, (B) issued by the Corporation in a Share Settlement in connection with (x) the redemption by the Company of LLC Interests owned by any Continuing Equity Owners or (y) at the election of the Corporation, in a direct exchange for LLC Interests owned by any Continuing Equity Owners, in each case in accordance with the terms of the LLC Agreement, (ii) any Capital Stock of the Corporation or of any Subsidiary of the Corporation issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization, and (iii) any other Shares owned, directly or indirectly, by Holders from time to time. As to any particular Registrable Securities owned by any Person, such securities shall cease to be Registrable Securities on the date such securities (a) have been sold or distributed pursuant to a Public Offering, (b) have been sold in compliance with Rule 144 following the consummation of the IPO so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, (c) have been repurchased by the Corporation or a Subsidiary of the Corporation, or (d) have been sold or transferred sold by a person in a transaction in which his or her rights under this Agreements are not assigned. For purposes of this Agreement, a Person shall be deemed to be a Holder, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided a holder of Registrable Securities may only request that Registrable Securities in the form of Capital Stock of the Corporation that is registered or to be registered as a class under Section 12 of the Exchange Act be registered pursuant to this Agreement. For the avoidance of doubt, while LLC Interests and shares of Class B Common Stock may constitute Registrable Securities, under no circumstances shall the Corporation be obligated to register LLC Interests or shares of Class B Common Stock, and only Shares issuable upon redemption, exchange or conversion of LLC Interests will be registered.

“Registrable Securities then outstanding” shall be determined by the number of shares of Class A Common Stock then outstanding (assuming the exchange of all membership interests of the Company (other than membership interests held by the Corporation) for a corresponding number of shares of Class A Common Stock in accordance with the LLC Agreement), and including all shares of Class A Common Stock issuable upon such exchange, which are Registrable Securities.

“Rule 144,” “Rule 158,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Securities and Exchange Commission, as the same shall be amended from time to time, or any successor rule then in force.

“SEC” means the Securities and Exchange Commission

“Schedule of Holders” means the schedule attached to this Agreement entitled “Schedule of Holders,” which shall reflect each Holder from time to time party to this Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Share Settlement” means “Share Settlement” as defined in the LLC Agreement.

“Shares” has the meaning set forth in the recitals.

“Shelf Registration” has the meaning set forth in Section 2(a).

“Shelf Registration Statement” means a registration statement of the Corporation filed with the SEC on Form S-3 (or any other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act covering all or any portion of the Registrable Securities, as applicable. To the extent that the Corporation is a WKSI, a “Shelf Registration Statement” shall be deemed to refer to an “automatic shelf registration statement,” as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act.

“Subsidiary” means, with respect to the Corporation, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by the Corporation, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by the Corporation or (y) the Corporation or one of its Subsidiaries is the sole manager or general partner of such Person.

“Suspension Event” has the meaning set forth in Section 2(c).

“Violation” has the meaning set forth in Section 10(a).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Section 2.          Request for Registration.

(a)             Subject to the terms and conditions of this Agreement, if the Corporation shall receive at any time following one hundred eighty (180) days after the effective date of the registration of the IPO, a written request from the Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Corporation file a registration statement under the Securities Act covering the registration of at least ten percent (10%) of the Registrable Securities then outstanding, then the Corporation shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 2(b), use its reasonable best efforts to effect, as soon as practicable following the receipt of, and in any event within sixty (60) days of the receipt of, such request, such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Corporation; provided, however, that the Corporation shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2 in any particular jurisdiction in which the Corporation would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(b)            If the Holders initiating the registration request under subsection 2(a) (each, an “Initiating Holder”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to this Section 2 and the Corporation shall include such information in the written notice referred to in subsection 2(a). The underwriter will be selected by the Corporation and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation as provided in subsection 5(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2, if the underwriter advises the Corporation in writing that marketing factors require a limitation of the number of equity interests to be underwritten, then the Corporation shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Corporation owned by each participating Holder; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c)            Notwithstanding the foregoing, if the Corporation shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation, it would be materially detrimental to the Corporation and its Members for such registration statement contemplated by subsection 2(a) to be filed and it is therefore essential to defer the filing of such registration statement, because such action would require the Corporation to make an Adverse Disclosure (such event, a “Suspension Event”), upon giving prompt written notice to the Members, the Corporation shall have the right to defer such filing for a period of time determined in good faith by the Board to be necessary for such purpose and in no event longer than ninety (90) days after receipt of the request of the Initiating Holders, as applicable, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that the Corporation may not utilize this right more than once in any twelve-month period. In the event that the Corporation exercises its right under the preceding sentence, the Corporation shall promptly give the Holders written notice thereof and shall use its reasonable best efforts to cause such registration statement to become effective or to amend or supplement such registration statement on a post-effective basis or to take such action as is necessary to permit resumed use of such registration statement or filing thereof as soon as reasonably practicable following the conclusion of the applicable Suspension Event and its effect. The Corporation shall promptly give the Holders written notice of the conclusion of any Suspension Event and its effect.

(d)            In addition, the Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2:

(i)         After the Corporation has effected three (3) registrations on behalf of the Initiating Holders pursuant to this Section 2 and such registrations have been declared or ordered effective; provided, however, that a registration pursuant to this Section 2 shall only count for the purposes of this clause (i) if at least seventy five percent (75%) of the Registrable Securities which Holders request to be sold are sold in such requested registration;

(ii)       Prior to 180 days after the effective date of the IPO registration statement; or

(iii)      If the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 4.

Section 3.          Corporation Registration. If (but without any obligation to do so) the Corporation proposes to register (including for this purpose a registration effected by the Corporation for persons other than the Holders) any of its equity interests under the Securities Act in connection with the public offering of such securities solely for cash (other than (i) a registration statement on Form S-4 or any successor form thereto, (ii) a registration in which the only equity interests being registered are equity interests issuable upon conversion of debt securities which are also being registered, (iii) a registration on Form S-8 or (iv) a registration related to a dividend reinvestment plan (each, a “Special Registration Statement”)), the Corporation shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Corporation, the Corporation shall, subject to the provisions of Section 8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Corporation, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Corporation with respect to offerings of its securities, all upon the terms and conditions set forth herein.

Section 4.          Shelf Registration.

(a)            After the IPO, at any time when the Corporation qualifies to use a Form S-3, the Holders of at least ten percent (10%) of the Registrable Securities then outstanding of the Corporation may make a written request (a “Shelf Notice”) to the Corporation to file with the SEC a Shelf Registration Statement, which Shelf Notice shall specify the aggregate amount of Registrable Securities of such Holder to be registered therein and the intended methods of distribution thereof (any such requested Shelf Registration Statement, a “Shelf Registration”). Following the delivery of a Shelf Notice, the Corporation (i) shall file promptly (and, in any event, within thirty (30) days following delivery of such Shelf Notice) with the SEC such Shelf Registration Statement (which shall be an automatic Shelf Registration Statement if the Corporation qualifies at such time to file such a Shelf Registration Statement) relating to the offer and sale of all Registrable Securities by the applicable Holder from time to time in accordance with the methods of distribution elected by such Holder and set forth in the Shelf Registration Statement and (ii) shall use its reasonable best efforts to cause such Shelf Registration Statement promptly to become effective under the Securities Act. Registrations effected pursuant to subsection 4(a) shall not be counted as demands for registration or registrations effected pursuant to Sections 2 or 3, respectively.

(b)            The Corporation shall not be obligated to effect any such registration pursuant to subsection 4(a): (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Corporation shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation, it would be materially detrimental to the Corporation and its Members for such Shelf Registration to be effected at such time, or to delay or suspend the effectiveness thereof, because of an applicable Suspension Event, in which event the Corporation shall have the right to defer the filing of such Shelf Registration statement for a period of time determined in good faith by the Board to be necessary for such purpose and in no event longer than 90 days after receipt of the request of the Holder or Holders under subsection 4(a); provided, however, that the Corporation shall not utilize this right more than once in any 12-month period; (iii) in any particular jurisdiction in which the Corporation would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act; (iv) during the applicable lock-up period ending after the effective date of a registration statement subject to Section 3 (v) if the Corporation has, within the twelve-month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders, or (vi) if the aggregate price to the public (net of any underwriters’ discounts or commissions) is less than $5,000,000. In the event that the Corporation exercises its suspension right under this subsection 4(b), the Corporation shall promptly give the Holders written notice thereof and shall use its reasonable best efforts to cause such registration statement to become effective or to amend or supplement such registration statement on a post-effective basis or to take such action as is necessary to permit resumed use of such registration statement or filing thereof as soon as reasonably practicable following the conclusion of the applicable Suspension Event and its effect. The Corporation shall promptly give the Holders written notice of the conclusion of any Suspension Event and its effect.

(c)            The Corporation shall use its reasonable best efforts to keep a Shelf Registration Statement continuously effective under the Securities Act in order to permit a prospectus forming a part thereof to be usable in connection with any Shelf Take- Down until the earliest of (i) the date as of which all Registrable Securities held by the selling Holder have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) or otherwise cease to be Registrable Securities; (ii) the termination of this Agreement; and (iii) such shorter period as the applicable Holder shall agree in writing (such period of effectiveness, the “Shelf Period”) and to re-file such Shelf Registration Statement upon its expiration. The Corporation shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Corporation voluntarily takes any action (or omits to take any action), without the consent of the applicable Holder, that would result in such Holder not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action (or omission) is (x) reasonably necessary for the Corporation to avoid being required to make an Adverse Disclosure or (y) required by applicable law, rule or regulation.

(d)            Promptly upon delivery of any Shelf Notice pursuant to subsection 4(a) (but in no event more than five (5) Business Days after delivery of the Shelf Notice), the Corporation shall deliver a written notice of such Shelf Notice to all Members other than the selling Holder that delivered the Shelf Notice, and the Corporation shall include in such Shelf Registration all such Registrable Securities of such Holders which the Corporation has received written requests for inclusion therein within five (5) Business Days after such written notice is delivered to such Holders (each such Holder delivering such a request, together with such selling Holder, a “Shelf Holder”).

(e)            Shelf Take-Downs.

(i)	Subject to subsection 4(b), an offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Take-Down”) may be initiated at any time by any selling Holder.

(ii)            If such selling Holder elects by written request to the Corporation, a Shelf Take-Down shall be in the form of an underwritten offering (such written request, an “Underwritten Shelf Take-Down Notice”) and the Corporation shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable. The Corporation shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to such Selling Holder.

(iii)            Promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than two (2) Business Days thereafter), the Corporation shall promptly deliver a written notice (a “Underwritten Shelf Take-Down Corporation Notice”) of such Shelf Take-Down to all Shelf Holders (other than the selling Holder that delivered the Underwritten Shelf Take-Down Notice), and the Corporation shall include in such Shelf Take-Down all such Registrable Securities of such Shelf Holders that are Registered on such Shelf Registration Statement for which the Corporation has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holders to be offered and sold pursuant to such Shelf Take-Down, for inclusion therein within two (2) Business Days after the date that such Underwritten Shelf Take-Down Notice has been delivered.

(iv)            If the managing underwriter or underwriters of any proposed underwritten offering of Registrable Securities included in a Shelf Take-Down informs the Members or the Corporation in writing that, in its or their opinion, the number of securities requested to be included in such Shelf Take-Down exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Shelf Take-Down shall be allocated (i) first, pro rata among the Shelf Holders that have requested to participate in such Shelf Take-Down based on the relative number of Registrable Securities then held by each such Shelf Holder; provided that any securities thereby allocated to a Shelf Holder that exceed such Shelf Holder’s request shall be reallocated among the remaining requesting Shelf Holders in like manner; (ii) second, and only if all the Registrable Securities referred to in clause (i) have been included in such Shelf Take-Down, to the Corporation up to the number of securities that the Corporation proposes to include in such Shelf Take-Down that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect; and (iii) third, and only if all of the securities referred to in clause (ii) have been included in such Shelf Take-Down, to those Persons holding any other securities eligible for inclusion in such Shelf Take- Down, up to the number of securities that in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect. For purposes of this subsection 4(e)(iv) concerning apportionment, for any Shelf Holder that is a partnership, limited liability Corporation, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Shelf Holder shall be deemed to be a single “selling Shelf Holder,” and any pro rata reduction with respect to such selling Shelf Holder shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Shelf Holder,” as defined in this sentence.

Section 5.          Obligations of the Corporation. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

(a)            Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and keep such registration statement effective for (i) up to 120 days or until the distribution described in such registration statement is completed, if earlier or (ii) in the case of any registration under Section 4, until all the Registrable Securities are sold; provided, however, that, the Corporation shall provide each participating Holder and its counsel reasonable opportunity to participate in the preparation of such registration statement.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for (i) up to 120 days or until the distribution described in such registration statement is completed, if earlier, or (ii) in the case of any registration under Section 4, until all the Registrable Securities are sold and, in connection with any registration on Form S-3 pursuant to Section 4, timely file all reports required under the Exchange Act in order to maintain the right to continue to use such Form and to maintain such registration in effect; provided, however, that, the Corporation shall provide each Holder and its counsel reasonable opportunity to participate in the preparation of such amendments, supplements and prospectus.

(c)           Before filing any Free Writing Prospectus relating to an offer of Registrable Securities or any amendments or supplements thereto, furnish to the underwriters, if any, and the Holders, if any, copies of such documents, which documents shall be subject to the review of such underwriters and any Holders and their respective counsel.

(d)            Furnish to the Holders, without charge, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(e)            Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(f)            In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(g)            Promptly make available for inspection by the Holder, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Holders, all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct customary due diligence in connection therewith.

(B)            Promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the existence of any fact of which the Corporation is aware or the happening of any event which has resulted in (A) the registration statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading.

(i)            Promptly notify each selling Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (A) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation or threat of any proceedings for that purpose, or any request by the SEC for any amendment or supplement to, or additional information in connection with, any registration statement, prospectus or prospectus supplement related to any of them, (B) of any delisting or pending delisting of equity securities of the Corporation by any national securities exchange or market on which such equity securities are then listed or quoted or (C) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of any Registrable Securities under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose.

(j)            Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of registration statement covering any Registrable Securities, and, if any order suspending the effectiveness of any such registration statement is issued, shall promptly use its reasonable best efforts to obtain the withdrawal of such order.

(k)            In the event of any event or occurrence giving rise to an obligation of the Corporation to send to the selling Members any notice pursuant to subsection 5(j), promptly, and in no event later than twenty (20) days after the date of such event or occurrence, prepare and file with the SEC, and furnish to the selling Members a reasonable number of copies of, a supplement or post-effective amendment to such registration statement or related prospectus or any document incorporated therein by reference or file any other required document, and shall use its reasonable best efforts to have such supplement or amendment declared effective, if required, as soon as possible after filing, so that (i) such registration statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)            Promptly notify each selling Holder, promptly after the Corporation receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(a)            After such registration statement becomes effective, promptly notify each selling Holder of any request by the SEC that the Corporation amend or supplement such registration statement or prospectus.

(b)            Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Corporation are then listed.

(o)            Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(p)            Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, including without limitation any letter or opinion as to the absence of material misstatements or omissions in the registration statement or prospectus, addressed to the underwriters and (ii) a letter dated such date (and another letter dated the date the underwriting agreement is signed), from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(q) [RESERVED];

(r)            Cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(s)            Have appropriate officers of the Corporation prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Holders and the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 6.          Furnish Information. The Corporation may require that any selling Holder shall furnish to the Corporation such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities. The Corporation shall have no obligation with respect to any registration requested pursuant to Section 2 or Section 4 if, as a result of the application of the preceding sentence, the number of equity interests, or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of equity interests or the anticipated aggregate offering price required to originally trigger the Corporation’s obligation to initiate such registration as specified in subsection 4(a).

Section 7.          Expenses of Registration.

(a)            Demand Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with a registration requested under Section 2 (which right may be assigned as provided in Section 1), filings or qualifications pursuant to Section 2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Corporation, and the reasonable fees and disbursements of one counsel for the selling Holders selected by Holders of a majority of the Registrable Securities to be registered, shall be borne by the Corporation; provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration); provided further, however, that if at the time of such withdrawal, the selling Holders have (i) learned of a material adverse change in the condition, business, or prospects of the Corporation from that known to the selling Holders at the time of their request or have been advised by the underwriter that the registration should be withdrawn (either a “Withdrawal Event”) and (ii) have withdrawn the request with reasonable promptness following the occurrence of such Withdrawal Event, then the selling Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2. If the Holders are required to pay any expenses, such expenses shall be borne by the holders of the securities (including Registrable Securities) requesting such registration in proportion to the number of securities for which registration was requested. If the Corporation is required to pay the expenses due to a Withdrawal Event, then the Holders shall not forfeit their rights to a demand registration.

(b)            Corporation Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 3 for each Holder (which right may be assigned as provided in Section 15), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Corporation and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by Holders of a majority of the Registrable Securities to be registered shall be borne by the Corporation.

(c)            Shelf Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 4 for each Holder (which right may be assigned as provided in Section 15), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Corporation and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by Holders of a majority of the Registrable Securities to be included in a registration or Shelf Takedown pursuant to Section 4 shall be borne by the Corporation.

Section 8.          Underwriting Requirements.

(i)         In connection with any offering involving an underwriting of equity interests of the Corporation described in Section 3, the Corporation shall not be required under Section 3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Corporation. If the total amount of securities, including Registrable Securities, requested by Members to be included in such offering exceeds the amount of securities sold other than by the Corporation that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Corporation shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders pro rata among them based on the relative number of Registrable Securities then held by each such participating Holder or in such other proportions as shall mutually be agreed to by such selling Holders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering or (ii) any securities held by a person who is not a Holder of Registrable Securities be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling Holder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and equity owners of such holder shall be deemed to be a single “selling Holder,” and any pro-rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of equity interests carrying registration rights owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.

Section 9.          Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

Section 10.        Indemnification and Contribution.

(a)            The Corporation will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, and each partner, director, officer, member, manager, employee and agent of any of the foregoing, against any losses, claims, damages, or liabilities (or actions in respect thereof) to which they may become subject under the Securities Act, the Exchange Act or other federal, state or common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, alleged statements, omissions, alleged omissions or violations or alleged violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or in any Free Writing Prospectus that the Corporation has filed, or is required to file, under Rule 433(d) under the Securities Act, or any amendment or supplement thereof (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (in the case of any prospectus or amendment or supplement thereto, in light of the circumstances under which they are made), or (iii) any violation or alleged violation by the Corporation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Corporation will pay to each such Holder, underwriter or controlling person and each other person entitled to indemnification pursuant to this subsection 10(a), as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Corporation be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs as a result of, in reliance upon and in conformity with written information furnished expressly for use in such registration statement by any such Holder, underwriter or controlling person.

(b)            To the fullest extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Corporation within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement, and any controlling Person of any such other Holder against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, that occurs as a result of, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in such registration statement; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that in no event shall the aggregate amounts payable by any Holder by way of indemnity under this subsection 10(b) exceed the net proceeds from the offering received by such Holder.

(c)            Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in such action, and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one (1) counsel) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, but only if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect to such claim or litigation, (y) includes a statement about or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party or (z) involves the imposition of equitable remedies or the imposition of any obligations on the indemnified party or adversely affects the indemnified party other than as a result of financial obligations for which such indemnified party would be entitled to indemnification hereunder.

(d)            If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall, (x) any contribution by a Holder under this subsection 10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder and (y) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that that to the extent the underwriting agreement does not address a matter addressed by this Agreement, the failure to address such matter shall not be deemed a conflict between the provisions of this Agreement and the underwriting agreement.

(f)             Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Corporation and Holders under this Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise shall survive the termination of this Agreement.

Section 11.      Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Corporation to the public without registration or pursuant to a registration on Form S-3, the Corporation shall, following the consummation of the IPO:

(a)            make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Corporation for the IPO;

(b)            take such action, including the voluntary registration of its equity interests under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Corporation for the offering of its securities to the general public is declared effective;

(c)            file with the SEC in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act; and

(d)            furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Corporation that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after ninety (90) days after the effective date of the registration statement filed by the Corporation for the IPO), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Corporation and such other reports and documents so filed by the Corporation, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form (at any time after the Corporation has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Corporation so qualifies to use such form).

Section 12.      Limitations on Subsequent Registration Rights. The Corporation shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Corporation which would (a) allow such holder or prospective holder to include such securities in any registration filed under Section 2 or Section 3, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included,(b) allow such holder or prospective holder to make a demand registration which could result in such registration statement being declared effective within 120 days of the effective date of any registration effected pursuant to Section 2 or (c) otherwise conflict with the rights of Holders under this Agreement; provided, however, except as set forth in clause (c) above, this Section 12 shall not limit the rights of the Corporation with respect to Special Registration Statements.

Section 13.      Lock-Up Agreements.

(a)            In connection with the IPO, each Holder (each a “Lock-Up Party”) has entered into a customary lock-up agreement with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several underwriters, pursuant to which each Lock-Up Party has agreed to certain restrictions relating to the shares of Capital Stock and certain other securities held by them (collectively, the “Lock-Up Restrictions”). The Corporation may impose stop-transfer instructions with respect to the shares of Capital Stock and other securities subject to the Lock-Up Restrictions.

(b)            In connection with (i) any offering involving an underwriting of equity interests of the Corporation described in Section 3 or (ii) any other underwritten offering in which Holders have an opportunity to participate under this Agreement and upon request of the underwriters managing such offering, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Corporation, however or whenever acquired (other than those included in the registration) or engage in any swap or derivative transactions involving the Corporation’s securities (the “Lock-Up Restrictions”), in each case as provided in an agreement with such managing underwriters, without the prior written consent of such managing underwriters, for such period of time as may be requested by such managing underwriters (commencing as of the effective date of such registration or pricing date of such offering as the case may be and ending no later than 90 days thereafter or the lesser of such period and any shorter period agreed to by the managing underwriters) and to execute an agreement reflecting the foregoing as may be requested by the managing underwriters at the time of such offering; provided that (i) no Holder will be required to agree to any Lock-Up Restrictions which do not apply to each other Holder and (ii) any waiver of a Lock-Up Restriction by the underwriter for the benefit of one Holder shall apply to all other Holders.

(c)            The obligations described in subsection 13(b) shall apply only if all officers and directors of the Corporation, and all holders of Registrable Securities holding at least five percent (5%) of the Corporation’s voting securities, enter into similar agreements, and shall not apply to a registration relating solely to participants in the Corporation’s equity plans or a transaction covered by Rule 145 under the Securities Act.

(d)            In order to enforce the foregoing covenants, the Corporation may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in subsection 13(a) and subsection 13(b)).

Section 14.      Subsidiary Public Offering. If, after an initial public offering of the Capital Stock of one of its Subsidiaries (including the Company), the Corporation distributes securities of such Subsidiary to its equityholders, then the rights and obligations of the Corporation pursuant to this Agreement shall apply, mutatis mutandis, to such Subsidiary, and the Corporation shall cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement.

Section 15.      Transfer of Registrable Securities. Notwithstanding anything to the contrary contained herein, except in the case of (i) a transfer to the Corporation, (ii) a transfer by any Original Equity Owner to any of its Affiliates or to their respective equityholders, (iii) a Public Offering, (iv) a sale pursuant to Rule 144 after the completion of the IPO or (v) a transfer in connection with a sale of the Corporation, prior to transferring any Registrable Securities to any Person (including, without limitation, by operation of law), the transferring Holder shall cause the prospective transferee to execute and deliver to the Corporation a joinder agreement in the form attached as Exhibit A hereto (a “Joinder”) agreeing to be bound by the terms of this Agreement whereupon such transferee shall be a “Holder” for purposes of this Agreement. The Corporation agrees to countersign any Joinder executed by Affiliate of an Original Equity Owner to whom Registrable Securities have been transferred. Any transfer or attempted transfer of any Registrable Securities in violation of any provision of this Agreement shall be void, and the Corporation shall not record such transfer on its books or treat any purported transferee of such Registrable Securities as the owner thereof for any purpose.

Section 16.      MNPI Provisions.

(a)            Each Holder acknowledges that the provisions of this Agreement that require communications by the Corporation or other Holders to such Holder may result in such Holder and its directors, officers, employees, agents, attorneys, affiliates and financial and other advisors acquiring MNPI (which may include, solely by way of illustration, the fact that an offering of the Corporation’s securities is pending or the number of Corporation securities or the identity of the selling Holders).

(b)            Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential Public Offering), to elect to not receive any notice that the Corporation or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Corporation a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Corporation and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Corporation or such other Holders reasonably expect would result in a Holder acquiring MNPI. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Corporation an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Corporation arising in connection with any such Opt-Out Requests.

(c)            Each Holder agrees that it will maintain the confidentiality of such MNPI and, to the extent such Holder is not a natural person, such confidential treatment shall be in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to such Holder (“Policies”); provided that a holder may deliver or disclose MNPI to (i) its directors, officers, employees, agents, attorneys, affiliates and financial and other advisors, but solely to the extent such disclosure reasonably relates to its evaluation of exercise of its rights under this Agreement and the sale of any Registrable Securities in connection with the subject of the notice, (ii) any federal or state regulatory authority having jurisdiction over such Holder, (iii) any Person if necessary to effect compliance with any law, rule, regulation or order applicable to such Holder, (iv) in response to any subpoena or other legal process, or (v) in connection with any litigation to which such Holder is a party; provided further, that in the case of clause (i), the recipients of such MNPI are subject to the Policies or agree to hold confidential the MNPI in a manner substantially consistent with the terms of this Section 16 and that in the case of clauses (ii) through (v), such disclosure is required by law and such Holder shall promptly notify the Corporation of such disclosure to the extent such Holder is legally permitted to give such notice.

Section 17.      General Provisions.

(a)            Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified, terminated or waived only with the prior written consent of the Corporation and each affected Holder. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b)            Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c)            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d)            Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e)            Successors and Assigns. This Agreement shall bind and inure to the benefit and be enforceable by the Corporation and its successors and assigns and the Holders and their respective successors and assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit Holders are also for the benefit of, and enforceable by, any subsequent or successor Holder.

(f)             Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail f sent during normal business hours of the recipient but, if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Corporation at the address specified below and to any Original Equity Owner or to any other party subject to this Agreement at such address as indicated on the Schedule of Holders, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by providing prior written notice of the change to the sending party as provided herein. The Corporation’s address is:

Fluence Energy, Inc.

4601 Fairfax Drive, Suite 600

Arlington, Virginia 22203

Attn: General Counsel

Email: frank.fuselier@fluenceenergy.com

With a copy to:

Fluence Energy, Inc.

4601 Fairfax Drive, Suite 600

Arlington, Virginia 22203

Attn: Chief Financial Officer

Email: dennis.fehr@fluenceenergy.com

With a copy to (which shall not serve as notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attn: Senet S. Bischoff, Esq.

Facsimile: (212) 751-4864

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

(g)            Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the immediately following Business Day.

(h)            Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Corporation and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(i)             MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j)             CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k)            No Recourse. Notwithstanding anything to the contrary in this Agreement, the Corporation and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l)             Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(m)           No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n)            Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(o)            Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, or similar reproduction of such signed writing using electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p)            Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(q)            No Inconsistent Agreements. The Corporation shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement.

(r)             Termination. Qatar Holding LLC shall have the option to terminate, at their sole discretion and solely with respect to Qatar Holding LLC and any of its Affiliates or assignees who have delivered (or have the right to deliver) a Joinder or who otherwise have rights or obligations under this Agreement, this Agreement and their rights and obligations hereunder (other than rights and obligations under Sections 10, 16 and 17 of this Agreement) if at any time (A) the Board no longer has a QIA Director and (B) the QIA Related Parties beneficially own, directly or indirectly, in the aggregate less than ten percent (10%) of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares). Defined terms included in this subsection (r), other than “Affiliates”, “Agreement” and “Joinder” shall have the meanings set forth in the Stockholders Agreement of Fluence Energy, Inc. dated as of October 27, 2021.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

FLUENCE ENERGY, INC.

By:	/s/ Manuel Perez Dubuc
Name:	Manuel Perez Dubuc
Title:	Chief Executive Officer

By:	/s/ Dennis Fehr
Name:	Dennis Fehr
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

AES Grid Stability, LLC

By:	/s/ Chris Shelton
Name:	Chris Shelton
Title:	President

[Signature Page to Registration Rights Agreement]

SIEMENS INDUSTRY, INC.

By:	/s/ Ruth Gratzke
Name:	Ruth Gratzke
Title:	Chief Executive Officer

By:	/s/ Marsha Smith
Name:	Marsha Smith
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

QATAR HOLDING LLC

By:	/s/ Mansoor Bin Ebrahim Al Mahmoud
Name:	Mansoor Bin Ebrahim Al Mahmoud
Title:	Chairman and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

SCHEDULE OF HOLDERS

Holder	Continuing Equity Owner/ Former LLC Equity Owner
AES Grid Stability, LLC	Continuing Equity Owner
Siemens Industry, Inc.	Continuing Equity Owner
Qatar Holding LLC	Former LLC Equity Owner

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of October [ ● ], 2021 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Fluence Energy, Inc., a Delaware corporation (the “Corporation”), and the other person named as parties therein.

By executing and delivering this Joinder to the Corporation, and upon acceptance hereof by the Corporation upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Class A Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein. The Corporation is directed to add the address below the undersigned’s signature on this Joinder to the Schedule of Holders attached to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the day of _______________, 20__.

Signature of Stockholder

Print Name of Stockholder
Its:

Address:

Agreed and Accepted as of _______________, 20__

Fluence Energy, Inc.

By:
Name:
Its:

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